Exhibit 99.1

News Release

ascena retail group, Inc. reports

THIRD quarter 2014 results

– GAAP EPS $0.20; adjusted eps $0.27 –

– Total COMPARABLE SALES (1%) –

– fISCAL 2014 EPS GUIDANCE REAFFIRMED

BETWEEN $1.00 - $1.05 –

MAHWAH, NJ – June 3, 2014 – Ascena Retail Group, Inc. (NASDAQ – ASNA) (the “Company”) today reported financial results for its fiscal third quarter ended April 26, 2014.

For the third quarter of Fiscal 2014, earnings from continuing operations were $0.22 per diluted share. This compares to earnings from continuing operations of $0.20 per diluted share in the same period of Fiscal 2013. Adjusted earnings from continuing operations in the third quarter of Fiscal 2014 were $0.27 per diluted share, compared to $0.26 per diluted share in the prior year’s third quarter. Growth in diluted earnings per share came from improved gross margin rate performance, which was mostly offset by increases in Buying, Distribution and Occupancy (“BD&O”) costs and Selling, General and Administrative (“SG&A”) expenses. Reference should be made to Note 2 in the accompanying unaudited consolidated financial information for a discussion of the use of “Non-GAAP Financial Measures.”

David Jaffe, President and Chief Executive Officer of Ascena Retail Group, Inc., commented, “Third quarter EPS was above our expectations and slightly above last year primarily due to lower than anticipated SG&A and tax expense.  Q3 sales were challenging, and that trend continued into the start of Q4.   As a result, we are implementing promotional strategies and receipt flow adjustments to ensure our inventories are conservatively positioned for the Fall season.”

Jaffe further commented, “We continue to make good progress on our longer range strategic priorities.  Four of our five brands are now operating in our retail distribution center in Ohio, and we expect all brands to be operating out of that DC by Fall, on schedule.  In addition, our new e-commerce fulfillment center opened in the third quarter and we are on track to migrate all brands into operations in that facility by Spring of calendar 2015.”

About Ascena Retail Group, Inc.

Ascena Retail Group, Inc. (NASDAQ: ASNA) is a leading specialty retailer offering clothing, shoes, and accessories for missy and plus-size women under the Lane Bryant, Cacique, maurices, dressbarn and Catherines brands; and for tween girls and boys, under the Justice and Brothers brands. Ascena Retail Group, Inc. operates through its subsidiaries approximately 3,900 stores throughout the United States, Puerto Rico and Canada.

For more information about Ascena Retail Group, Inc. and its brands, visit www.ascenaretail.com, www.lanebryant.com, www.maurices.com, www.dressbarn.com, www.catherines.com, www.cacique.com, www.shopjustice.com, and www.shopbrothers.com.

Fiscal Third Quarter Results

Net sales for the third quarter of Fiscal 2014 increased 0.3% to $1.145 billion, compared to $1.142 billion in the third quarter of Fiscal 2013. This increase was driven by new store growth at Justice and maurices, along with higher comparable sales at Lane Bryant, maurices and Catherines, mostly offset by comparable sales declines at Justice and dressbarn.

The Company’s comparable sales data for the fiscal third quarter is summarized below:

ascena store comparable sales	(3)%
ascena e-commerce comparable sales	19%

	Total	Net Sales (millions)
	Comparable Sales	April 26, 2014	April 27, 2013
Justice	(4)%	$291.7	$298.0
Lane Bryant	1%	269.3	267.2
maurices	2%	251.7	235.7
dressbarn	(4)%	246.7	257.3
Catherines	4%	85.7	84.0
Total Company	(1)%	$1,145.1	$1,142.2

Gross margin for the third quarter of Fiscal 2014 increased to $675.0 million, or 58.9% of sales, compared to $657.8 million, or 57.6% of third quarter sales last year. The gross margin rate increase was primarily due to a lower level of markdown activity across most of our brands.

Buying, Distribution and Occupancy (“BD&O”) costs for the third quarter of Fiscal 2014 were $219.6 million, or 19.2% of sales, compared to $208.1 million, or 18.2% of third quarter sales last year. The increase was primarily related to investments in merchandising and design functions, increased freight and fulfillment costs supporting strong e-commerce growth, and the impact of new store growth at Justice and maurices. The Company continues to anticipate the capture of certain integration-related efficiencies in its distribution structure over time as it implements its centralized logistics and distribution strategy.

Selling, General and Administrative (“SG&A”) expenses for the third quarter of Fiscal 2014 were $340.4 million, or 29.7% of sales, compared to $332.4 million, or 29.1% of third quarter sales last year. The growth in total expense to last year was due to increased marketing and headcount to support top line growth and synergy initiatives.

Operating income for the third quarter of Fiscal 2014 was $53.7 million, or 4.7% of sales, compared to $65.8 million, or 5.8% of sales last year. On an adjusted basis, operating income for the third quarter of Fiscal 2014 was $68.1 million, or 5.9% of sales compared to $72.7 million, or 6.4% of sales last year.

The effective tax rate for the third quarter of Fiscal 2014 was 30.6%, which was lower than the Company’s expectations.  Favorability was driven by our revised full year earnings estimate, along with the impact of permanent international investments in the current fiscal year. The effective tax rate was 40.3% in the third quarter last year.

Income from continuing operations for the third quarter of Fiscal 2014 was $35.6 million as compared to $32.9 million in the prior year’s third quarter. On an adjusted basis, income from continuing operations for the third quarter of Fiscal 2014 was $44.8 million, as compared to $42.2 million in the prior year’s third quarter.

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The Company reported earnings from continuing operations of $0.22 per diluted share, a loss from discontinued operations of $0.02 per diluted share and net income of $0.20 per diluted share.

Fiscal Third Quarter Balance Sheet Highlights

The Company ended the third quarter of Fiscal 2014 with cash and investments of $216.8 million and total debt of $225 million, compared to $189.4 million of cash and investments and $135.6 million of debt at the end of Fiscal 2013.

Fiscal Year 2014 Guidance

The Company reaffirmed annual EPS guidance between $1.00 and $1.05. This guidance excludes any one-time, acquisition-related integration and restructuring costs that may be incurred during the fiscal year. The Company noted that its guidance is based upon the following key assumptions:

-	Total comparable sales are expected to be up slightly
-	The Company’s effective tax rate is expected to be 35%
-	Investment in capital expenditures in the range of $475 to $500 million
-	Net new store growth in the range of 40 to 60 units

Conference Call Information

The Company will conduct a conference call today, June 3, 2014, at 4:30 PM Eastern Time to review its third quarter Fiscal 2014 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (617) 399-5124 prior to the start time, the passcode is 60779538. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until July 3, 2014 by dialing (617) 801-6888, the passcode is 61852488.

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Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

Non-GAAP Financial Results

Ascena’s financial results for its fiscal third quarter ended April 26, 2014 reflect certain acquisition-related integration and restructuring costs. Additionally, the Company also incurred in Fiscal 2014 certain charges related to accelerated depreciation of certain assets that will ultimately be displaced by the Company’s supply chain and technology integration efforts. Management believes that all of such costs are not indicative of the Company’s underlying operating performance. As such, adjusted results for the third quarter of both Fiscal 2014 and Fiscal 2013, which exclude the effect of such costs, have been presented to supplement the reported results for each period. Reference should be made to Note 2 of the unaudited consolidated financial information included elsewhere in this release for a reconciliation of adjusted, non-GAAP financial measures to the most directly comparable GAAP financial measures.

CONTACT:	Ascena Retail Group, Inc.
Investor Relations
(551) 777-6780

ICR, Inc.
James Palczynski
Senior Managing Director
(203) 682-8229
jp@icrinc.com

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Ascena Retail Group, Inc.

Consolidated Statements of Operations (Unaudited)

(millions, except per share data)

	Third Quarter Ended
	April 26, 2014	% of Net Sales	April 27, 2013	% of Net Sales
Net sales	$1,145.1	100.0%	$1,142.2	100.0%
Cost of goods sold	(470.1)	(41.1)%	(484.4)	(42.4)%
Gross margin	675.0	58.9%	657.8	57.6%
Other costs and expenses:
Buying, distribution and occupancy costs	(219.6)	(19.2)%	(208.1)	(18.2)%
Selling, general and administrative expenses	(340.4)	(29.7)%	(332.4)	(29.1)%
Acquisition-related, integration and restructuring costs	(12.7)	(1.1)%	(6.9)	(0.6)%
Depreciation and amortization expense	(48.6)	(4.2)%	(44.6)	(3.9)%
Operating income	53.7	4.7%	65.8	5.8%
Interest expense	(1.7)	(0.1)%	(2.9)	(0.2)%
Interest and other (expense) income, net	(0.7)	(0.1)%	0.1	—
Loss on extinguishment of debt	—	—	(7.9)	(0.7)%
Income from continuing operations before provision for income taxes	51.3	4.5%	55.1	4.8%
Provision for income taxes from continuing operations	(15.7)	(1.4)%	(22.2)	(1.9)%
Income from continuing operations	35.6	3.1%	32.9	2.9%
Loss from discontinued operations, net of taxes	(2.4)	(0.2)%	(1.7)	(0.1)%
Net income	$33.2	2.9%	$31.2	2.7%
Net income per common share - basic:
Continuing operations	$0.22		$0.21
Discontinued operations	(0.02)		(0.01)
Total net income per basic common share	$0.20		$0.20

Net income per common share - diluted:
Continuing operations	$0.22		$0.20
Discontinued operations	(0.02)		(0.01)
Total net income per diluted common share	$0.20		$0.19

Weighted average common shares outstanding:
Basic	161.4		158.0
Diluted	164.7		163.3

See accompanying notes.

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Ascena Retail Group, Inc.

Consolidated Statements of Operations (Unaudited)

(millions, except per share data)

	Nine Months Ended
	April 26, 2014	% of Net Sales	April 27, 2013	% of Net Sales
Net sales	$3,608.2	100.0%	$3,517.2	100.0%
Cost of goods sold	(1,534.9)	(42.5)%	(1,540.7)	(43.8)%
Gross margin	2,073.3	57.5%	1,976.5	56.2%
Other costs and expenses:
Buying, distribution and occupancy costs	(670.9)	(18.6)%	(613.0)	(17.4)%
Selling, general and administrative expenses	(1,048.2)	(29.1)%	(1,013.9)	(28.8)%
Acquisition-related, integration and restructuring costs	(24.9)	(0.7)%	(20.1)	(0.6)%
Depreciation and amortization expense	(141.0)	(3.9)%	(122.5)	(3.5)%
Operating income	188.3	5.2%	207.0	5.9%
Interest expense	(4.8)	(0.1)%	(12.5)	(0.4)%
Interest and other (expense) income, net	(1.2)	—	0.6	—
Loss on extinguishment of debt	—	—	(9.3)	(0.3)%

Income from continuing operations before provision for income taxes	182.3	5.1%	185.8	5.3%
Provision for income taxes from continuing operations	(60.0)	(1.7)%	(68.9)	(2.0)%
Income from continuing operations	122.3	3.4%	116.9	3.3%
(Loss) income from discontinued operations, net of taxes	(4.6)	(0.1)%	4.6	0.1%
Net income	$117.7	3.3%	$121.5	3.5%

Net income per common share - basic:
Continuing operations	$0.76		$0.74
Discontinued operations	(0.03)		0.03
Total net income per basic common share	$0.73		$0.77

Net income per common share - diluted:
Continuing operations	$0.74		$0.72
Discontinued operations	(0.03)		0.03
Total net income per diluted common share	$0.71		$0.75

Weighted average common shares outstanding:
Basic	160.4		156.9
Diluted	164.9		162.8

See accompanying notes.

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Ascena Retail Group, Inc.

Consolidated Balance Sheets (Unaudited)

(millions)

	April 26, 2014	July 27, 2013
ASSETS
Current assets:
Cash and cash equivalents	$213.2	$186.4
Short-term investments	3.6	3.0
Inventories	564.7	540.9
Assets related to discontinued operations	—	38.8
Deferred tax assets	52.1	53.0
Prepaid expenses and other current assets	126.6	120.7
Total current assets	960.2	942.8
Property and equipment, net	1,044.0	824.8
Goodwill	581.4	581.4
Other intangible assets, net	449.2	451.1
Other assets	74.9	71.6
Total assets	$3,109.7	$2,871.7

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$224.0	$259.2
Accrued expenses and other current liabilities	305.3	301.4
Deferred income	72.0	61.2
Liabilities related to discontinued operations	3.0	21.5
Income taxes payable	7.5	8.7
Current portion of long-term debt	0.6	0.6
Total current liabilities	612.4	652.6
Long-term debt	224.4	135.0
Lease-related liabilities	243.8	242.9
Deferred income taxes	156.2	131.7
Other non-current liabilities	159.0	153.1
Total liabilities	1,395.8	1,315.3
Equity	1,713.9	1,556.4
Total liabilities and equity	$3,109.7	$2,871.7

See accompanying notes.

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Ascena Retail Group, Inc.

Segment Information (Unaudited)

(millions)

	Third Quarter Ended		Nine Months Ended
	April 26, 2014	April 27, 2013	April 26, 2014	April 27, 2013
Net sales:
Justice	$291.7	$298.0	$1,098.2	$1,098.2
Lane Bryant	269.3	267.2	795.7	756.4
maurices	251.7	235.7	744.3	701.0
dressbarn	246.7	257.3	728.7	730.7
Catherines	85.7	84.0	241.3	230.9
Total net sales	$1,145.1	$1,142.2	$3,608.2	$3,517.2

	Third Quarter Ended		Nine Months Ended
	April 26, 2014	April 27, 2013	April 26, 2014	April 27, 2013
Operating income (loss):
Justice	$14.2	$20.8	$114.3	$168.1
Lane Bryant	5.4	4.8	(1.9)	(27.7)
maurices	33.4	35.0	85.2	92.3
dressbarn	3.7	6.5	(1.5)	(9.7)
Catherines	9.7	5.6	17.1	4.1
Unallocated acquisition-related, integration and restructuring costs	(12.7)	(6.9)	(24.9)	(20.1)
Total operating income	$53.7	$65.8	$188.3	$207.0

See accompanying notes.

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Ascena Retail Group, Inc.

Notes to Consolidated Financial Information (Unaudited)

Note 1. Basis of Presentation

Discontinued Operations

Contemporaneously with the June 2012 acquisition of Charming Shoppes, Inc. (the “Charming Acquisition”), the Company announced its intent to cease operating the acquired Fashion Bug business and its intent to sell the acquired Figi’s business. The Fashion Bug business ceased operations in February 2013 and the Company closed on the sale of the net assets of the Figi’s business in October 2013.

Those businesses have been classified as discontinued operations within the unaudited consolidated financial statements. As such, assets and liabilities relating to discontinued operations have been segregated and separately disclosed in the balance sheet as of the end of each period. In turn, operating results for those businesses have also been segregated and reported separately in the statement of operations for Fiscal 2014 and Fiscal 2013.

Note 2. Use of Non-GAAP Financial Measures

To provide investors information to assist them in assessing the Company’s ongoing operations on a comparable basis, the Company has provided Fiscal 2014 and Fiscal 2013 financial measures in this press release that reflect certain acquisition-related integration and restructuring costs in connection with the Charming Acquisition. Additionally, the Company also incurred certain charges for the accelerated depreciation of certain assets that will ultimately be displaced by the Company’s supply chain and technology integration efforts. Management believes that all of such costs are not indicative of the Company’s underlying operating performance. Throughout this release, the term “reported” refers to information prepared in accordance with accounting principles generally accepted in the United States (GAAP), while the term “adjusted” refers to non-GAAP financial information adjusted to exclude certain costs. All information below is presented for the Company’s continuing operations.

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(in millions, except per share amounts)	Third Quarter
	FY 2014
	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$51.3	$(15.7)	$35.6	$0.22
Adjustments:
Acquisition-related integration and restructuring costs	12.7	(4.5)	8.2	0.05
Accelerated depreciation related to integration	1.7	(0.7)	1.0	0.00
Adjusted basis – continuing operations	$65.7	$(20.9)	$44.8	$0.27

	Third Quarter
	FY 2013
	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$55.1	$(22.2)	$32.9	$0.20
Adjustments:
Acquisition-related integration and restructuring costs	6.9	(2.6)	4.3	0.03
Loss on extinguishment of debt	7.9	(2.9)	5.0	0.03
Adjusted basis – continuing operations	$69.9	$(27.7)	$42.2	$0.26

	Third Quarter
Operating Income:
(in millions)	FY 2014	FY 2013
Reported basis – continuing operations	$53.7	$65.8
Adjustments:
Acquisition-related integration and restructuring costs	12.7	6.9
Accelerated depreciation related to integration	1.7	—
Adjusted basis – continuing operations	$68.1	$72.7

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